CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File Nos. 333-85652, 333-87846 and 333-103529) of
American Water Star, Inc. of our report dated April 2, 2004 relating to the consolidated financial statements which appears in this Annual Report Form 10-KSB.

/s/  Kelly & Company

Kelly & Company
Costa Mesa, California
April 10, 2004